Exhibit 10.12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [*****]

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

3.0 PURCHASE AGREEMENT FOR VENDOR WAREHOUSING WITH COMMITTED QUANTITY

3.1 INTRODUCTION

3.1.1 General

SAUDI ARAMCO operates a centralized joint procurement function to coordinate and administer the buying activities of its participating affiliates ("Affiliates") and to enable efficiency gains due to the ability to purchase at scale and reduce associated costs, as well as the ability to ensure access to a wider selection of goods and shorter term delivery options.

A Purchase Agreement (Agreement) is a purchasing method used to streamline repetitive purchases without the need to quote price and lead time each time, where all terms and conditions are agreed in advance of automated Orders being released to meet requirements.

During the term of the Agreement, Saudi Aramco and any of its Affiliates may require the Vendor to enter into a Purchase Order, and such Purchase Order shall be binding on the Vendor and Saudi Aramco or the relevant Affiliate (as the case may be). In addition, the Vendor shall on request of any Saudi Aramco Affiliate enter into an agreement on substantially the same terms as this Agreement.

Neither Saudi Aramco nor any of its Affiliates shall be under any obligation to enter into a Purchase Order at any time during the Term of the Agreement.

The Vendor acknowledges and agrees that an Affiliate that enters into a Purchase Order with the Vendor shall be solely responsible for and entitled to exercise the rights, obligations and liabilities of such Affiliate under such Purchase Order and that neither Saudi Aramco nor any other Affiliate shall be deemed to be a guarantor or surety with respect to such rights, obligations and liabilities of the relevant Affiliate in relation to the purchase and supply of Goods under such Purchase Order.

The Agreement and any resulting Orders will be subject to the following terms and conditions that are additional to section:
4: SAUDI ARAMCO PURCHASE ORDERS and Supplier Code of Conduct
5: CONDITIONS OF PURCHASE FOR ELECTRONIC TRADING
6: ADDITIONAL CONDITIONS, if any

or, if the purchases are for the Affiliates then:

(a) The relevant Affiliate Purchase Order terms and conditions as provided to the Vendor prior to the date of the Agreement or attached to the Agreement; or

(b) Such other terms as may be proposed by an Affiliate (subject to the consent of the Vendor, such consent not to be unreasonably withheld or delayed).

Saudi Aramco Orders and Affiliate Orders are issued through Saudi Aramco Supplier Collaboration System (SNC) or "Procurement System", an internet portal based system where suppliers shall obtain Order details, confirm acceptance of Order items, delivery dates and terms and conditions and process Advanced Shipment Notifications (ASN).

Agreement Control
This Agreement is governed by the following system controls:
Marketplace Relevant: No

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 2 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

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Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Where the following applies, Vendor shall give Saudi Aramco thirty (30) days advance notice of any price changes. If accepted by Saudi Aramco, such changes shall apply only to Orders issued after the effective date of the price change.

The Vendor shall only be entitled to an adjustment to the price of Goods where: (a) the distributor of such Goods has changed its price; (b) the manufacturer of such Goods has changed its price; and/or (c) an action by the Ministry of Health has issued a directive which will have the effect of increasing the cost of such Goods. When requesting a price change Vendor should determine the Purchase Agreement price base and provide detailed supporting documentation to justify the requested change as specified below:

(a) Distributors Price Catalog.
- Distributor's new standard commercial published price list (Not Saudi Aramco specific price list).

(b) Manufacturers Catalog.
- Manufacturer's new standard commercial published price list (Not Saudi Aramco specific price list).

(c) Saudi Government Controlled Items.
- Ministry of Health or other appropriate letter.

(d) Agreed Price Formula.
- Prices shall be governed by the formula, based on given indices.

In all cases Saudi Aramco shall have the right to audit Vendor's records for the purpose of verifying cost increases underlying price increases.

3.6 AGREEMENT TERMINATION FOR CONVENIENCE
Saudi Aramco shall have the right to terminate the Agreement, or any part of the Agreement, without cost or liability to Vendor, by giving thirty (30) calendar days advance written notice to Vendor, specifying the Goods to be terminated.

3.7 AGREEMENT TERMINATION FOR CAUSE
If Vendor commits a substantial breach of the Agreement or any Order issued under the Agreement, or suffers an Insolvency Event (as defined below) Saudi Aramco shall, effective upon Vendor's receipt of Saudi Aramco's written notice, and without prejudice to Saudi Aramco's right to claim damages or pursue any other remedy provided by law, have the right to:

(a) terminate the Purchase Agreement, without limiting:

(i) Saudi Aramco's rights in relation to a breach of this Purchase Agreement by the Supplier prior to the date of termination; or

(ii) the rights and obligations of the Supplier or Saudi Aramco or any of its Affiliates under a Purchase Order;
and Saudi Aramco shall have no liability to the Vendor arising out of or in connection with any termination of this Purchase Agreement pursuant to this Section 3.7; or

(b) without prejudice to Saudi Aramco's ongoing right to terminate, purchase all or part of its requirements for the Goods covered by the Agreement from other sources until such time as Vendor complies with the terms of the Agreement.

Should Saudi Aramco take action in accordance with this Paragraph, Saudi Aramco shall be under no obligation to purchase any Goods being procured by Vendor or which Vendor has on hand; to make any arrangements with Vendor with respect to such Goods; to reimburse Vendor for any cancellation charges or penalties; or to compensate Vendor in any other way for damages incurred as a result of such action.

The term "Insolvency Event" means where the Vendor goes into liquidation, becomes insolvent, is unable to pay its debts as they become due, or commits any act of bankruptcy (including filing or failing to have discharged any petition in bankruptcy,

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 5 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

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Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Saudi Aramco is committed to the highest ethical and legal standards in the conduct of its business. Saudi Aramco requires all registered Vendors, manufacturers, contractors and sub-contractors with which Saudi Aramco conducts business to acknowledge and agree to abide by the policies and principals set forth in the Saudi Supplier Code of Conduct. This Saudi Supplier Code of Conduct shall be acknowledged by all Vendors, manufacturers, contractors and sub-contractors at the time of registration or, if previously and currently registered, at the time of submitting a request for registration renewal.

Supplier Performance
Supplier Performance including contractual compliance shall be measured by Key Performance Indicators (KPIs). These KPIs shall be monitored regularly, and if needed, suppliers called for counseling meetings to address performance issues. Consistent failure to meet performance standards may lead to disciplinary actions.

Supplier Safety Responsibilities
Saudi Aramco is committed to the highest safety standards in conducting its business. As such, the Vendor and its manufacturers, contractors and sub-contractors which conducts business with Saudi Aramco must ensure that their employees including its truck drivers to be fully aware of, understand, acknowledge and adhere to the expectations of the basic safety rules and Safety Topics including, but not limited to, "Material Handling" and "Vehicle Safety and Journey Management" set forth in the Saudi Aramco Safety Handbook, before performing work duties or delivering materials on Company premises. These safety rules and topics highlight specific actions and behaviors that must be followed and essential in maintaining safe operations during performance of the work which may include truck loading and unloading activities, truck movements and driver behavior. Failure to adhere to these safety rules and Safety Topics in the Saudi Aramco Safety Handbook shall be considered substantial breach of this Order.

4.2 ORDER CONFIRMATION
Orders issued through SNC do not require signature, the fact that an Order is released (issued) means it is approved. As soon as an Order or Order Change is released in Saudi Aramco backend system it is available to Vendor in SNC and is immediately awaiting Vendor confirmation.

All Orders and Order Changes shall be confirmed promptly in SNC if accepted by Vendor.

Missing and conflicting Item Information
If Vendor does not have a copy of any listed attachment or finds conflicting requirements in the Order, Vendor shall create a new Item Note to request the missing document, or for a response to resolve any conflict before performing any work or shipping Goods.

4.3 PRICE
Vendor prices are stated exclusive of VAT and based on the delivery terms of the Order.

For VTC, VTD, SAC, SAT and Pick-up Delivery Terms
Vendor prices include the cost of the Goods, inland and ocean/air freight and export packing for imported Goods, domestic packing if required, marking costs, expediting costs, Saudi Customs duty and any required Saudi Government inspections, certificates, insurance, local delivery, overhead, profit, and all other such costs up to the delivery point.

Saudi Aramco shall not separately reimburse Vendor for any customs duties for Goods supplied under the Order.

For POA and POE Delivery Terms
Saudi Aramco or its designee shall arrange customs clearance of Goods into Saudi Arabia, and pay any customs duties.

Incorrect Price or Currency
If the Order contains an incorrect item currency or unit price Vendor shall reject the Order or Order Item, explaining the error. The Order must be corrected by buyer and re-issued before Vendor publishes the Confirmation and ASN. Saudi Aramco

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 8 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

shall not be liable for any losses Vendor may incur as a result of Vendor's failure to verify the item currencies and unit prices stated in the Order.

Supply Repair Price or Estimate (Repair Orders Only)
Vendor shall provide a repair price when practical, or an estimate, for Saudi Aramco's approval before commencing repairs. If Saudi Aramco determines that equipment is beyond economical repair, Saudi Aramco shall issue disposition instructions to Vendor.

Order Delivery Date
Vendor shall deliver the Goods to Saudi Aramco not later than the delivery date shown in the Order.

Changing Order Item requirements (During or after Confirmation)
If Vendor becomes aware of any changes to the item delivery date, quantity, price, description, part number etc., Vendor shall advise Saudi Aramco buyer through SNC. This may be during confirmation, or at any other time prior to processing the ASN or shipping Goods.

Delivery Date or Quantity Change
If for any reason Vendor is unable to meet the required delivery date or quantity Vendor shall update system, at any time up until ASN, using the confirmation process by directly changing dates and quantities within the schedule line.

Partial Shipments
Vendor shall only make partial shipments when approved in Supplier Collaboration Portal. To request partial shipments Vendor shall add multiple confirmation lines indicating the quantity and date for each delivery. Buyer is prompted to review and approve changes.

4.4 GOODS

Non-Material Requirements (Drawings, etc.); Item Material Number NMR601/602/603
If Vendor fails to deliver any non-material requirements (item material number NMR601 Engineering Drawings, NMR602 Certified Drawings, and NMR603 Miscellaneous Documents) which may be specified on Form series 7900 through 7930, Saudi Aramco may at its discretion charge Vendor [redacted] as liquidated damages for "failure to deliver". This charge shall be administered in accordance with provisions in section 5.0 'CONDITIONS OF PURCHASE FOR ELECTRONIC TRADING, Paragraph 18 Right of Offset.'

Vendor shall complete 'Other Documents' ASN for each NMR601/602/603 submittal. Electronic Submittal of the NMR documents through ASN is limited to file sizes of no greater than 5MB. In case the size of the document attachment exceeds 5MB, Vendor shall deliver the NMR documents in accordance with instructions issued in the Order. Vendor shall upload a cover page through "Other Documents' ASN to show what NMR's were delivered, along with a scanned copy of the transmittal document.

Article Substitutions and Part Number Update
Vendor shall supply the Goods specified in the Order. If for justifiable reason, such as item is no longer manufactured, Vendor is unable to supply the requested item and an alternative item is proposed for supply, Vendor shall immediately contact the Saudi Aramco Buyer and request that a Change Order to supply the substitute article is issued.

Vendor shall not supply Goods with any other product, part or model numbers until such time as the item description(s) are changed to reflect new or revised product, part or model numbers. Vendor shall not assume automatic product, part or model number supersession or assume data error in descriptive wording, product numbers, or model numbers.

For any proposed new or revised product, part or model numbers Vendor shall either:

(a) Provide a statement from the manufacturer on the manufacturer's stationery that certifies that the part or model number

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 9 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

being offered:

- Is physically interchangeable with the one being ordered by Saudi Aramco in form, fit, and function.
- Is only a part or model number update.
- Does not require any modification of existing Saudi Aramco equipment;

Or

(b) Provide a statement from the manufacturer on the manufacturer's stationery that certifies that the product being offered is an alternate that performs the same functions as the item being ordered by Saudi Aramco. In this case, Vendor must provide the following:

- A full technical description.
- A detailed specification sheet.
- Detailed drawings (when appropriate).
- A detailed statement describing any differences in form and fit between the product specified by
- Saudi Aramco and the product that Vendor proposes to supply.
- Details of modifications that Saudi Aramco will be required to make to install the alternate part and a list of the associated material requirements.
- A list of other part numbers affected by installing the alternate part.

In addition, if Vendor is proposing a different product because the Item is obsolete, Vendor shall also provide a letter from the manufacturer on the manufacturer's stationery that certifies that the product is obsolete.

Saudi Aramco shall not be under any obligation to approve or accept new or revised products, parts or models proposed by Vendor.

4.5 DELIVERY TERMS

Vendor shall deliver Goods to Place of Delivery in accordance with the delivery terms stated in the Order under the Terms tab, section Delivery Terms. Vendor shall be responsible for any failure by it to strictly comply with the Place of Delivery stated in the Order, and for any delivery that is made in deviation from the Place of Delivery, including responsibility for any costs or expenses incurred by Vendor or by Saudi Aramco as a result of such failure to comply with the delivery terms of the Order. Saudi Aramco shall have no responsibility for any payment delays or other consequences arising from such failure by Vendor to comply with the delivery terms of the Order.

- Where the following delivery terms are used in place of Incoterms® 2000, then the Terms field label Incoterms in the electronic order shall not mean Incoterms® 2000, but shall refer to the Saudi Aramco Delivery Terms.

SAC (Saudi Aramco Carrier)

Packing List and ASN are required.

- Vendor shall load Goods onto Saudi Aramco Third Party Logistics provider (3PL) vehicle at Vendor facility.
- Upon Vendor maintaining the ASN the 3PL will be triggered to collect the Goods from Vendor; Vendor is expected to have goods packed and ready for pick up prior to arrival of 3PL.

VTC (Vendor Truck Delivery to Customer)

Packing List and ASN are required.

- Vendor shall deliver Goods using Vendor vehicle directly to Saudi Aramco Customer at the 'Place of Delivery to Buyer'.
- Vendor must be able to gain access to Saudi Aramco point of delivery.

VTD (Vendor Truck Delivery to 3PL Distribution Hub)

Packing List and ASN are required

- Vendor shall deliver Goods using Vendor vehicle to nearest distribution hub of Saudi Aramco 3PL in Saudi Arabia.

SAT (Saudi Aramco Transportation)

Packing List and ASN are required

- Vendor shall load Goods onto Saudi Aramco transport or Saudi Aramco specialist contractor vehicle at Vendor facility.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 10 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

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Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

When Saudi Aramco has determined that the item requires inspection and testing in accordance with the relevant Saudi Aramco Form SA-175 Inspection & Testing Requirements, and associated Inspection & Testing Requirements plan (Code Number) Vendor shall ensure:

- Each inspectable item shall be manufactured in one of the approved manufacturing plants listed within the item description. When an inspectable item is no longer manufactured at an approved plant Vendor shall submit a request to Saudi Aramco to change the Order or/and Agreement to approve the new plant location or delete the item from the Order or/and Agreement. Vendor shall not proceed with manufacture without such Order change.
- Inspection will be performed at Vendor or Vendor's supplier's manufacturing location by Saudi Aramco, Aramco Services Company (ASC), Aramco Overseas Company (AOC), Aramco Asia Organization (AAO), or their designated inspection agency. Vendor use of standards that are not internationally recognized shall be submitted to Saudi Aramco for evaluation and approval.
- Saudi Aramco may require pre-inspection meetings to clarify requirements for Inspectable Items, coordinate activities and resolve questions regarding Inspectable Items. Meetings shall be scheduled when requested by Saudi Aramco prior to start of manufacturing.
- Saudi Aramco assigned inspectors shall have access at all times to those parts or areas of Vendor's or Vendor's supplier's plant where manufacturing or testing of the Goods are being performed. Inspectors shall be allowed to take photographs of the Goods during the routine inspection visits.
- Vendor shall present for inspection only Goods that have satisfied the requirements and specifications stated on Saudi Aramco Form SA-175 Inspection & Testing Requirements after verification by Vendor's or Vendor's supplier's internal inspection. Vendor or Vendor's supplier shall have in his possession all applicable inspection equipment with valid calibrations, standards, codes, and approved drawings (etc.) required to perform the inspection. The Vendor shall adhere to the quality system requirements and technical limitations placed by Saudi Aramco.

Quality Assurance
Vendor and Vendor's manufacturing source shall implement and continuously improve a quality management system, in English, in accordance with ISO 9001 standard or a more restrictive national or international quality standard acceptable to Saudi Aramco.

Vendor shall audit their suppliers according to a published audit schedule.

Vendor shall establish Quality Assurance (QA) Plans and Inspection Test Plans (ITPs) for items requiring QA that prescribe all relevant quality elements, operations, responsibilities and interfaces at all stages of Order execution. One quality plan may be used for standard or mass-produced commodities of the same design. Saudi Aramco may elect to conduct announced or un-announced inspections, and/or quality audits of Vendor or Vendor's supplier as needed to ensure continuous satisfaction of Quality System.

Vendor's Order to Vendor's Supplier
Vendor shall include Saudi Aramco's inspection requirements and associated Saudi Aramco specifications, standards, and referenced documents in Vendor's orders to Vendor's supplier when sub-ordered items require inspection.

Vendor shall provide a copy of Vendor's order and any engineering and inspection specifications issued to Vendor's supplier by mail to the address shown below in section: 'Notification'. If Vendor orders are in a language other than English, an English translation shall be provided.

Manufacturing
Vendor or Vendor's supplier shall enter an in-house production order to produce Goods. Each in-house production order shall be assigned a Vendor "Product Traceability Number" (batch) for future traceability and reference and shall include all relevant documents (Mechanical Properties, test Certificates, Mill Test Sheets, etc.) properly prepared and ready prior to notifying Saudi Aramco of any request for inspection of Goods.

Saudi Aramco inspection representative shall inspect the Goods by "Product Traceability Number" (batch) and advise the

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 13 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

The QA Code shall be printed on the Saudi Aramco Material Delivery Document (MDD) to assist Vendor in arranging the correct inspection and testing for VTC and VTD deliveries. Additionally, for SAC, VTC and VTD deliveries the RFID/Bar Code label shall indicate if inspection and testing are required.

Each inspectable item shall be manufactured in one of the approved manufacturing plants listed within the item description. When a manufacturer no longer manufactures an inspectable item at an approved plant Vendor shall submit a request to Saudi Aramco for a Purchase Agreement amendment and/or Purchase Order amendment to approve the new plant location or delete the item from the Order or/and Purchase Agreement. Vendor shall not proceed with manufacture without such amendment.

Responsibility for Monitoring Vendors Quality Assurance Program
Bulk and Drum Lubricants:
- Saudi Aramco Southern Area Producing Engineering Dept., Southern Area Laboratories Div. (SALD) and Saudi Aramco Consulting Services Department.

Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals:
- Saudi Aramco Research & Development Center (R&DC), Dhahran.

Drum Chemicals (Except Oilfield & Water Treatment):
- Saudi Aramco Research & Development Center (R&DC), Dhahran.

Quality Assurance
Vendor and Vendor's manufacturing source shall implement and continuously improve a quality management system, in English, in accordance with ISO 9001 standard or a more restrictive national or international quality standard acceptable to Saudi Aramco.

Vendor shall audit their suppliers according to a published audit schedule.

Vendor shall establish Quality Assurance (QA) Plans and Inspection Test Plans (ITPs) for items requiring QA that prescribe all relevant quality elements, operations, responsibilities and interfaces at all stages of Order execution. One quality plan may be used for standard or mass-produced commodities of the same design. Saudi Aramco may elect to conduct announced or un-announced inspections, and/or quality audits of Vendor or Vendor's supplier as needed to ensure continuous satisfaction of Quality System.

Manufacturing
Vendor or Vendor's supplier shall enter an in-house production order to produce Goods. Each in-house production order shall be assigned a Vendor "Product Traceability Number" (batch number) for future traceability and reference and shall include all relevant documents (Test Certificates, Chemical Analysis Reports, etc.) properly prepared and ready prior to notifying Saudi Aramco of any request for inspection of Goods.

When applicable, Vendor shall transfer Saudi Aramco Goods to Vendor's stores where it is to be held in a designated Saudi Aramco holding area for future delivery to Saudi Aramco.

For Goods on Purchase Agreement, Vendor shall prepare and maintain a monthly Saudi Aramco On-hand Production and Inventory Report covering each "Product Traceability Number" (batch), which the Vendor shall submit to the Saudi Aramco buyer by the 5th workday of each month.

Quality Assurance of Engineered Products
Bulk and Drum Lubricants:
- Not applicable

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 16 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals:
- Where engineered chemicals are ordered against samples previously tested in the field, Vendor shall ensure performance meets or exceeds that previously established.
- R&DC shall sample and test consignments of chemicals to provide reference data, but do not endorse the consignments for quality assurance purposes.

Drum Chemicals (Except Oilfield & Water Treatment):
- As Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals directly above.

Saudi Aramco Test Authority
Bulk and Drum Lubricants:
- Saudi Aramco Southern Area Laboratory Division (SALD)

Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals:
- R&DC or their appointed agent, or for chemicals that deteriorate during sampling Saudi Aramco end user shall test prior to use.

Drum Chemicals (Except Oilfield & Water Treatment):
- As Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals directly above.

ADDITIONAL REQUIREMENTS FOR VENDOR DELIVERY (VTC and VTD)

Vendor Bulk Trucks report for vehicle check at Saudi Aramco
Bulk and Drum Lubricants:
- Abqaiq Storehouse, Tanker checkpoint,
- Materials Services Department.

Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals:
- Saudi Aramco Dhahran tanker checkpoint, Dhahran Storehouse, Materials Services Department.

Drum Chemicals (Except Oilfield & Water Treatment):
- Not applicable.

Vendor (non-bulk trucks) Report to:
Bulk and Drum Lubricants:
- Abqaiq Storehouse, Tanker checkpoint.

Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals:
- Dhahran Storehouse.

Drum Chemicals (Except Oilfield & Water Treatment):
- As Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals directly above.

Delivery Documentation
For all deliveries:
- Material Safety Data Sheet (MSDS)
- Packing List

Additional Documentation (for bulk products, as applicable)
- Form SA9605 Bulk Chemical Truck Checklist (4 Copies)

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 17 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

- 6ALD ! Š' "sovdi orœnco

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Vendor's Driver Receives
For Bulk Products:
- Form SA-9605 indicating Approved, Failed or Tanker Released at Proponent Request

For Drums:
- Packing List annotated by testing authority to indicate product accepted or rejected.

Delivery of Approved Product
Vendor's delivery trucks shall deliver the approved product to the Saudi Aramco end user, at the delivery point detailed in the Packing List /Order.

Unloading Bulk Products Recipient Actions
Bulk and Drum Lubricants:
- Receive SA9605 and Packing List.

For metered deliveries:
- Verify product and hose-tank connection are correct.
- Verify tank and meter seals are intact.
- Verify meter serial number and calibration certificate match.
- Print meter delivery ticket, bearing meter serial number, showing quantity of delivered product.
- Recipient and driver authenticate meter delivery ticket.

For Weighbridge/Dipstick/Sight Gauge deliveries:
- Verify quantity received

For all deliveries
- Enter and authenticate delivered quantity on Suppliers Delivery Note.

Drum Chemicals (Except Oilfield & Water Treatment):
- As Bulk and Drum Oilfield & Water Treatment Chemicals and other Bulk Chemicals directly above.

Drum Chemicals (Except Oilfield & Water Treatment):
- Enter and authenticate delivered quantity on MDD.

Delivery Confirmation
Recipient presents a final copy of the Suppliers Delivery Note to Vendor's driver, indicating delivered quantity.

Rejected Product/Truck
Vendor's driver shall return to Vendor facility for resolution.

4.9 PRODUCTS WITH SHELF-LIFE REQUIREMENTS
Should Saudi Aramco or Vendor determine that any of the Goods have a shelf-life Vendor shall ensure that the following shelf-life information is clearly marked on each label or indented on each container of the Saudi Aramco designated issue unit. In addition, if Goods are provided in a "kit" form (for example, epoxy cement); the shelf-life of each item in the kit must be clearly marked or indented with the required Saudi Aramco shelf-life data:
- Date of manufacture and the expiry date; or
- Date of manufacture and the manufacturer's warranted shelf-life period; or
- Expiry date and the manufacturer's warranted shelf-life period; or
- All of the above.

Additionally, Vendor shall advise conditions under which Goods are to be stored.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 19 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

When received by Saudi Aramco at the designated place of delivery to Saudi Aramco, such Goods must have a minimum remaining shelf-life of three-quarters of the total shelf-life period (the period from the date of manufacture to the warranted expiration date). Saudi Aramco shall be entitled to reimbursement (or offset) from Vendor for Goods received that do not conform to the conditions specified above, in accordance with section 5.0 'CONDITIONS OF PURCHASE FOR ELECTRONIC TRADING, Paragraph 18, Right of Offset', and as follows:

- Purchase price of the nonconforming Goods; and
- When applicable, cost of transportation including ocean freight or airfreight.

If Vendor is unable to supply Goods conforming to this specification by the stated required date, Vendor shall advise Saudi Aramco of the maximum shelf-life and the expiry date of Goods that are available. Vendor shall not ship such Goods unless authorized by Saudi Aramco in writing.

Goods with a Manufacturer's Shelf-Life
If Goods that Saudi Aramco does not consider to be Shelf-Life items bear a manufacturer's expiration date, Vendor must supply such Goods so that their expiration date does not occur during the warranty period stated in 'section 5.0 'CONDITIONS OF PURCHASE FOR ELECTRONIC TRADING, Paragraph 8, Buyer's Remedies: Warranty and Rejection'.

Pack and Production Requirements
Goods shall be supplied from the latest available pack or production.

4.10 OTHER DOCUMENTATION
FAA Traceability - Aviation Parts and Equipment
Goods shall be airworthy in compliance with Part 21 of the U.S. Federal Code of Aviation Regulations.

Computer Software License
If the Goods include computer software, Vendor or Vendor's suppliers' software license terms and conditions shall govern Saudi Aramco's acquisition and use of software. However, Saudi Aramco Terms and Conditions, which include, without limitation, warranty provisions, shall apply to the acquisition and use of the software except when in conflict with Vendor or Vendor's supplier's software license terms and conditions.

SASO Certificate and Import Permits (For imports into Saudi Arabia)
Vendor shall determine if SASO certificates of conformity requirements apply or/and Import Permits are required and shall arrange for and obtain all necessary documentation required for the movement, importation and delivery of the Goods from the point of manufacture or origin to Saudi Aramco designated receiving point in Saudi Arabia.

4.11 ADVANCED SHIPPING NOTIFICATION (ASN) PROCESSING
ASN Creation
An ASN is required for Saudi Aramco Delivery Terms SAC, SAT, VTC and VTD, but not POA and POE. The ASN is used for:

- Alerting Saudi Aramco 3PL to collect the Goods (SAC only).
- Alerting Saudi Aramco Transportation that Goods are ready, so they may schedule a truck to collect (SAT only).
- Alerting recipient that Goods are ready for collection (Pick-up only).
- Generating Packing List.
- Initiating Goods Receipt Workflow to recipient of Goods so they will be able to record receipt and so Vendor will be paid.
- Initializing Event Management tracking of delivery through to receipt and payment.
- Measuring Vendor delivery performance.

ASNs may contain multiple items from multiple POs, enabling consolidation of packaging, providing all the following conditions are the same:

- Carrier Code

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 20 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

- To Location
- From Location
- Delivery Priority
- Customer Account

ASNs can be created up to thirty (30) calendar days before the PO item delivery date but ASN cannot be created for a delivery date in the past.

- Update delivery date if it is in the past.

Within each ASN every package to be shipped must be identified, including indication of package type and assigning a package to each ASN item; the ASN allows addition of extra packages, or splitting items into multiple packages, as required.

All chargeable PO items shall be ASN'd, including NMR (Non-Material Requirements) and Installation Services, as example.

ASN Cancellation
For SAC and VTD deliveries contact 3PL to arrange ASN cancellation.

- Failed Collection Notice (FCN) will be posted by 3PL.

For all other delivery types, including pick-up, contact Saudi Aramco buyer/expeditor to arrange ASN cancellation.

The consequences of canceling the ASN are:

- ASN acquires the Cancelled status.
- The cancelled quantity is available for new ASN creation (Due Quantity is re-set)
- ASN still exists but is no longer considered in planning or for other functions.
- Vendor cannot change a canceled ASN.
- Vendor is able to create a replacement ASN.

4.12 PACKING AND LABELING

Packing, Packaging and Marking Requirements
Vendor shall review each Order item to determine the packing, packaging and handling requirements as defined in Saudi Aramco packing specifications:

- MS 8314-00 through MS 8314-11 - Containerized Sea Shipment, Air Shipment and Overland Transportation Cargo.
- MS 8444-01 through MS 8444-22 - Additional Packaging, and/or Marking Requirements.
- MS 8555-00 through MS 8555-25 - Domestic Packaging.

The above specifications are a statement of Saudi Aramco's minimum requirements for protecting Goods during shipment and multiple handling to ensure safe arrival at the final destination and in some instances to provide protection during outside storage in Saudi Arabia.

Vendor shall include applicable Saudi Aramco packing specifications in orders to Vendor's supplier with the stipulation that Vendor's supplier includes the requirements in its orders to the manufacturer of the Goods. Vendor or Vendor's supplier's own experience and practice should be used to decide if more than these minimum requirements are required to ensure safe arrival of Goods.

When a packing specification for the Goods is not stated in the Order, Vendor shall use the industry standard packing or packaging specification.

Deviations to Saudi Aramco minimum packing specifications are not allowed without written approval from the Saudi Aramco buyer. In addition to any other remedies Saudi Aramco may have under the terms of the Purchase Order, deliveries failing to comply with any of Saudi Aramco packing specification may be subject to rejection by Saudi Aramco.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 21 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Neither the Goods nor packaging shall bear any symbol prohibited in Saudi Arabia. Goods bearing a medical cross or caduceus may be denied clearance by Saudi Customs authorities. Outer carton markings must not contain any reference to drugs, narcotics, or psychotropic substances.

When delivered to Saudi Aramco, the Goods must be adequately packed and be unitized (for example, palletized, crated, or boxed). The unitized Goods shall be loaded onto vehicles or in ISO containers to allow discharge by conventional mechanical handling equipment. Goods loaded in a manner that requires intensive manual labor for discharge may be rejected, or may be delayed for receipt, at Saudi Aramco delivery point.

In addition to the Packing requirements, Vendor shall band, strap, tape, or seal each box, package, or pallet after packing in a manner that will allow the Saudi Aramco representative to observe whether the container arrived sealed. Evidence of a shipping unit being opened prior to delivery shall be used as a basis for determining which party is responsible for repair or replacement of Goods under section 4.13 'DELIVERY/ Responsibility for Damaged, Missing or Incorrect Goods'.

Packing List
Details from the published ASN are transferred to the Packing List. Vendor shall print two (2) copies of the packing list:
- Include one (1) copy inside the package (when practical).
- Firmly affix one (1) copy to the outside of the package within a clear self-adhesive plastic envelope.

Small items shall be packed in a protective envelope large enough to affix the delivery label and packing list.

RFID Label Preparation
Vendor shall have available an RFID printer that is compliant with applicable Saudi Aramco IT specifications. Vendor shall print RFID labels using the special RFID print feature in the Saudi Aramco Supplier Portal, and Vendor shall ensure that the RFID label has been securely affixed to the packaging and to all pipe and OCTG materials.
Vendor shall be responsible for incorrect labeling of Goods that results in failed collection by 3PL or failed delivery to the pipe yard. Vendor shall not be excused from any delay or failure in delivery arising from Vendor's failure to comply with the RFID requirements set out above.

Special Handling and Marking Requirements
Should Saudi Aramco or Vendor determine that any of the Goods require special handling (e.g. chill or freeze) Vendor shall store, handle, and supply Goods in accordance with the Special Handling requirements stated on the Order. When special handling requirements are not stated in the Order, Vendor shall use the manufacturer's recommendations.

For items requiring special handling, Vendor shall mark each package or container with a label that states the special handling requirements.

If Goods are required to be handled specially, Vendor shall apply cargo handling labels with text or symbols such as 'FRAGILE,' 'CHILL,' 'THIS WAY UP,' 'HANDLE WITH CARE' etc. as applicable. Center of gravity must be marked on any package which is over three (3) meters (ten (10) feet) long or which is top-heavy. The center of gravity symbol is to be applied on all four sides of the package including the word 'CENTER OF GRAVITY' adjacent to the symbol. In addition, where applicable, sling point symbols (chain) and the words 'SLING HERE' must be shown on both sides of the package(s).

For bundles, single units bales, and bags (on which direct marking is impossible) there must be on a least two metal tags each (e.g. at main ties at both ends of bundle) clearly legible, weatherproof and securely attached. Alternatively, on heavy canvas labels through grommets on all corners or reinforced eyelets at both ends. Do not use linen, paper or light cardboard tags.

4.13 DELIVERY
The way in which supplier shall deliver the Goods depend upon the delivery term stated in the Order and is detailed below:

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 22 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Third Party Logistics provider (3PL) with SAC Delivery Terms
Vendors shall create and publish ASN for Goods to be delivered.

Packages indicating 'Normal' priority (shown in ASN, Packing List and RFID Label) shall be picked-up during normal working hours, packages with labels indicating 'Hot', will be picked-up at any time twenty four (24) hours a day, seven (7) days a week and within six (6) hours from publishing the ASN.

Upon collection, Vendor shall provide necessary means to load, at Vendor risk, already packed Goods onto 3PL's Vehicle.

3PL shall scan the RFID/Packing List, which triggers the Proof of Collection (POC) and provides Vendor with a Collection Note.

If the quantity for collection differs from the quantity indicated by Vendor in the ASN, 3PL shall adjust the POC to the actual quantity, where it is less than the advised quantity; quantities greater than advised quantity cannot be picked-up without a supplementary or revised ASN, and must in any case be no greater than Order quantity.

Saudi Aramco 3PL shall not collect Goods that are not sufficiently well packed, or consolidated, or which are not correctly marked or labeled.

Vendor Delivery to Customer with VTC Delivery Terms
Vendors shall create and publish ASN for Goods to be delivered.

Vendor shall schedule deliveries to arrive at Saudi Aramco's delivery point before 2:00 PM during normal Saudi Aramco workdays. Deliveries after 2:00 PM shall not be accepted by Saudi Aramco without prior arrangement.

If delivery consists of two or more truckloads, or if special equipment is required for off-loading, Vendor shall contact the Saudi Aramco Requestor telephone number stated on the Packing List, for scheduling instructions prior to delivery of the material. Failure to do so may result in delays in off-loading at the delivery point for which Saudi Aramco will accept no responsibility.

Vendor Delivery to 3PL Distribution Centre with VTD Delivery Terms
Vendors shall create and publish ASN for Goods to be delivered and this will alert 3PL to schedule receipt. 3PL shall contact Vendor and provide a delivery time slot which Vendor must adhere to. Vendor shall not deliver Goods to 3PL without an ASN or a delivery time slot.

3PL Material Distribution Centers (MDCs) are located at Dammam, Riyadh, Jeddah and Yanbu; they operate 24 hours a day, seven days a week. Normally MDCs receive Vendor deliveries between 7:00 AM and 17:00 PM.

Saudi Aramco Transportation as Carrier with SAT Delivery Terms
Vendor shall create and publish ASN for Goods to be delivered and this will alert Saudi Aramco Transportation scheduler to arrange necessary transport.

After collection of Goods Vendor shall process the Goods Collection Confirmation (GCC), confirming quantity collected and driver/truck details.

Pick-up of Goods - Saudi Aramco Customer
Vendor shall create and publish ASN for Goods to be delivered and this will alert customer by email to collect Goods.

- Customer shall present a copy of this email when collecting Goods.
- Goods for customer collection are indicated by Delivery Priority 04 (Customer Pick-up) in the Order.
- Prior to releasing Goods, Vendor shall take a photocopy of the Saudi Aramco Customer Representative identification card and verify that the person picking-up the Goods is the same as that stated in the email.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 23 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Saudi Aramco shall not be responsible for any losses incurred by Vendor due to Vendor's failure to conduct this identification card verification. After identification card verification, Vendor shall supply the Goods and Customer shall sign Suppliers Delivery Note.

Responsibility for and Resolution of Damaged, Missing or Incorrect Goods
Saudi Aramco shall have ten (10) Saudi Aramco workdays from Vendor's Ship Date to open the packages and article check the Goods.

Claims for resolution of damaged, missing or incorrect Goods are handled by Saudi Aramco's Purchasing Department and/or Saudi Aramco's:
- Material Service Center for all stock material and for non-stock materials for customers outside of Dhahran.
- Records & Claims Unit (R&CU), Materials Logistics Department (MLD), for non-stock materials for customers in Dhahran.
- Transportation Department for SAT deliveries.

For 3PL (SAC) Deliveries to Customer:
- If after accepting delivery from Saudi Aramco 3PL and processing Proof-of-Delivery (POD), customer finds and records incorrect Goods have been supplied, Customer shall return to Vendor for free-of-charge replacement or Cancellation.
- If Goods arrive damaged, or fail to arrive after Proof-of-Collection (POC), and Vendor has complied with the requirements of section 4.12 'PACKING AND LABELING', Vendor shall not be responsible for the cost of repair or replacement of missing or damaged Goods.

For 3PL (SAC) Returns to Vendor:
- Vendor shall offload, at Vendor risk, returned Goods from Saudi Aramco Contract Carrier, who shall confirm Proof-of-Delivery (POD) in Saudi Aramco Contract Carrier System.
- Vendor may reject the return of Goods, if for example the Goods were never sold by Vendor. No payment will occur for Goods processed through a Return Delivery and vendor shall cancel any outstanding invoice.
- If returned Goods arrive damaged or incorrectly packed Vendor shall not accept delivery and 3PL shall process a Failed Delivery Note (FDN).
- If after accepting delivery of returned Goods from Saudi Aramco 3PL and processing POD, Vendor finds and records incorrect or missing Goods, or Goods are not new, clean, undamaged or in original packaging Vendor shall notify Saudi Aramco buyer for resolution

4.14 PAYMENT
Payment Currency
Saudi Aramco shall denominate Orders and pay Vendor in the currency of payment requested in Vendor's quotation that underlies Saudi Aramco's Orders. When Vendor's quotation references a third party's (e.g. manufacturers) price list that is denominated in a currency that is different than the currency of payment requested in Vendor's quotation, Saudi Aramco shall, at the time of Order placement, utilize a competitive currency exchange rate to establish a unit price in the currency of payment requested in Vendor's underlying quotation.

Submission of ZATCA Compliant Invoices
Local (KSA-resident) Vendors should submit a tax invoice, debit note, or credit note, as the case may be, through electronic means, which must be compliant with Applicable KSA Law, and, in particular, Article 53 and 54 of the KSA Value Added Tax Implementing Regulations as well as the KSA Electronic Invoicing Generation or (where applicable) Integration phase requirements.

In case the invoice, debit note, or credit note does not fully comply. Saudi Aramco reserves the right not to settle in whole or in part until receiving a compliant document.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 24 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

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Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

Buyer may cancel all or any part of this Order for its convenience by giving Vendor notice electronically of such cancellation. Vendor shall cease all activity on the canceled part of this Order on the effective date of cancellation and take all action necessary to preserve and protect material, work in progress, completed goods and related plans and drawings. Buyer shall pay Vendor, subject to audit, unavoidable costs incurred as a direct result of such cancellation (including reasonable cancellation charges actually paid by Vendor to its sub-suppliers and reasonable costs incurred in preserving and protecting material, work in progress, completed Goods and related plans and drawings) plus a reasonable allowance for profit on work performed to the date of cancellation. However, in no event shall the amounts payable to Vendor for cancellation under this paragraph exceed the total purchase price of this Order, less payments otherwise made to and amounts otherwise realized by Vendor through the sale transfer or other disposition or use of material related to the canceled part of this Order and as further reduced by the purchase price of any part of this Order not canceled.

15. Cancellation for Cause
If Vendor commits any substantial breach of this Order, including any fault or neglect on Vendor's part to file and diligently attempt to obtain any license required to export the Goods by the country of origin of the Goods, or Vendor becomes bankrupt, insolvent or unable to meet its financial obligations, Buyer may cancel this Order without liability to Vendor, and without prejudice to Buyer's right to claim.

16. Force Majeure
"Force Majeure" means any act, event, cause or occurrence which is not within the reasonable control of Buyer, Vendor or any of Vendor's suppliers and which renders either party unable to perform its obligations. The parties agree that the failure of Vendor's electronic communications systems, including Vendor's interface with the Saudi Aramco Supplier Collaboration Portal, as a result of a cyber-attack or other electronic communications interruption, shall not be considered a Force Majeure event.

If a party is unable to perform any of its obligations as a result of force majeure, performance of such obligations shall be excused during the period of force majeure. Such party shall immediately give notice electronically to the other party of the date of inception of the force majeure condition and the extent to which it will affect performance. After a period of force majeure, Buyer and Vendor may execute a change to the Order reflecting a mutually agreeable adjustment in the delivery date. After thirty (30) cumulative days of force majeure affecting Vendor's performance, Buyer may cancel this Order in whole or in part, and Buyer shall have no liability to Vendor for costs or damages arising out of such cancellation.

17. Terms of Payment
Buyer shall pay Vendor promptly after delivery of the Goods and either upon receipt and acceptance of Vendor's signed invoice, or automatically, without invoice, for Vendors registered for Evaluated Receipt Settlement, for applicable Order items.

Buyer shall only process invoices for:
(a) Imported and locally delivered Goods after Buyer's receipt of:
- Verification of delivery of the Goods at Buyer's delivery point as stated in this Order.
- "Inspection Disposition/Release" if required by this Order.

(b) Port-of-Export Orders after receipt by Aramco Services Company (ASC) or Aramco Overseas Company (AOC), or Aramco Asia Organization (AAO), of:
- Verification of Goods delivery at the Vendor's supplier's delivery point as stated in this Order.
- All documents required for customs clearance of the goods into Saudi Arabia.
- "Inspection Disposition/Release" if required by this Order.

(c) Port-of-Import Orders after receipt by Buyer of:
- All documents required for customs clearance of the goods into Saudi Arabia.
- "Inspection Disposition/Release" if required by this Order.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 30 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

Upon w¥Men natfoe. any eum to Ven¢oc by Buyer ur+det thB Order may @a eo \ eg by Buyer e@slrat my aJzn payaftle

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

or (iii) issue invoices to Buyer in a different form or format.

Vendor will include its VAT registration number on all invoices submitted to Buyer. And if the Vendor fails to do so, then without limit to any other right or remedy that Buyer may have under this Order or applicable law, Buyer may reject the invoice. No payments will be made to Vendor until a proper invoice with this information is submitted to Buyer.

Vendor shall ensure that all line items or Goods listed in the Agreement have VAT percentages set out in the Agreement. If any line items or Goods do not have VAT percentage listed, Vendor shall contact Buyer to check the relevant VAT percentage.

Vendor will, in a timely manner, provide to Buyer valid and proper invoices (including without limitation VAT or tax invoices) or other documentation evidencing VAT chargeable to Buyer or otherwise related to VAT. Without limit to any other right or remedy that Buyer may have under this Order or applicable law, Vendor acknowledges that if it fails to provide such valid and proper invoices or other documentation or fails to do so in a timely manner, Buyer may withhold payments to Vendor until Buyer receives the valid or proper invoice or other documentation.

If required by Applicable KSA Law, Vendor will register for VAT compliance purposes with the applicable governmental authorities and will provide Buyer evidence of such registration. Without limit to any other right or remedy that Buyer may have under this Order or applicable law, Vendor acknowledges that if it fails to provide valid VAT registrations, Buyer may suspend or terminate this Order and may withhold payments to Vendor.

Certain services, materials and other items supplied to Buyer may be subject to zero-rated VAT (i.e., a VAT rate of zero) or be VAT exempt as provided by Applicable KSA Law. In this regard, if the services, materials or other items are eligible for zero-rating for VAT or an exemption from VAT under the Applicable KSA Law, Vendor shall use best efforts to (i) meet such zero-rating or exemption conditions and (ii) qualify the services, materials or other item as zero-rated VAT or VAT exempt.

In the event Vendor has incurred or will incur costs and expenses, and where these costs and expenses are or will be recharged to Buyer by Vendor as part of the purchase price of this Order, and:

i. there has been or will be VAT incurred by Vendor on the costs and expenses; and

ii.the VAT incurred by Vendor is allowed for recovery or credit to Vendorby the relevant tax authority(s),

the value of the recharges shall be calculated net of VAT.

The provisions of this paragraph 20 of section 5.0 CONDITIONS OF PURCHASE FOR ELECTRONIC TRADING shall govern in the case of any conflict or discrepancy with the provisions of paragraph 4.13 of section 4.0 SAUDI ARAMCO PURCHASE ORDERS of this Order.

Delinquent Taxes (Saudi Arabian Vendors only)
If Saudi Aramco is notified in writing by the Saudi Government to withhold any taxes (including, but not limited to, company income taxes and the Zakat), fines or related obligations from any amounts due to Vendor pursuant to this Purchase Order, Saudi Aramco shall withhold such amounts and Vendor hereby agrees to release Saudi Aramco from and indemnify and hold Saudi Aramco harmless against any liability of any nature whatsoever arising out of or by reason of such withholding. Saudi Aramco will notify Vendor as soon as practicable upon receipt of any such notice. Should Saudi Aramco be requested to pay any of Vendor's taxes, fines or related obligations, Vendor shall reimburse Saudi Aramco for any payment so made, or alternatively, at Saudi Aramco's option, Saudi Aramco may set off any such sums it has paid to the Saudi Government against any sums due to Vendor or which hereafter may become due to Vendor under this Purchase Order or any other Agreement, Purchase Order or Contract which Vendor may have with Saudi Aramco at any time. The provisions of this paragraph are continuing ones and their continuing binding effect shall survive the completion or termination of this Purchase Order.

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 32 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

G wr lng of r ngl p+ogrœnc declared by U+e menufaÆrer wBh regetd to tbe. II'

Saudi Arabian Oil Company
Purchasing Department
Box 87, Dhahran 31311
Saudi Arabia

أرامكو السعودية
saudi aramco

goods, software, technology, and technical data identified on the U.S. Munitions List, the U.S. Commerce Control List, and lists of military and dual-use items subject to the export controls of the EU and its Member States.
Restricted Party means any entity or individual that is the subject or target of sanctions or trade restrictions under Applicable Economic Sanctions Laws and Regulations or Applicable Export Control Laws and Regulations, including: (a) any person listed on any U.S. or non-U.S. sanctions- or export-related restricted or prohibited party list, including OFAC's Specially Designated Nationals and Blocked Persons List, OFAC's Sectoral Sanctions Identifications List, the U.S. Department of Commerce's Denied Persons, Unverified, Entity, and Military End User Lists, and the EU Consolidated List; (b) any person organized under the Laws of or located or resident in a Sanctioned Country, or that is part of or owned or controlled by the government of a Sanctioned Country; or (c) any person that is, in the aggregate, 50 percent or more owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (a), or that is otherwise the target of asset-blocking sanctions imposed by any U.S., EU, or UK governmental entity.

Sanctioned Country means a country or territory subject to comprehensive geographic blocking or asset-freeze sanctions, a trade embargo, or whose government is subject to comprehensive blocking or asset-freeze sanctions under Applicable Economic Sanctions Laws and Regulations.

(b) In performing under the Purchase Order or Purchase Agreement, as applicable, Vendor shall comply with Applicable Export Control Laws and Regulations (including, but not limited to, any related end-use or end-user restrictions) and Applicable Economic Sanctions Laws and Regulations.

(c) Vendor shall not, without Saudi Aramco's prior notification and written consent, furnish to Saudi Aramco any Export Controlled Items.

(d) In the event that Saudi Aramco provides written consent to receive Export Controlled Items from the Vendor, the Vendor, prior to furnishing any Export Controlled Items to Saudi Aramco, shall:

i. Inform Saudi Aramco in writing of the export control jurisdiction and classification of the Export Controlled Items to be furnished, and, when in written or tangible form, prominently mark the Items to be furnished as Export Controlled, with notations indicating the export classification number or rating (such as the Export Control Classification Number ("ECCN") if the Items are controlled under the U.S. Export Administration Regulations);
ii. Obtain any required government licenses or other authorizations necessary to furnish the Export Controlled Items to Saudi Aramco; and
iii. Inform Saudi Aramco of any conditions or provisos associated with any related export license or other authorization.

(e) Vendor shall regularly screen and ensure that neither the Vendor itself or any sub-supplier, subcontractor, or member of Vendor personnel is a Restricted Party or otherwise subject to sanctions under Applicable Economic Sanctions Laws and Regulations. Vendor shall immediately notify Saudi Aramco if it becomes a Restricted Party. Vendor shall regularly screen and ensure that WORK shall not directly or indirectly involve a Restricted Party or Sanctioned Country, and shall immediately cease any WORK and inform Saudi Aramco of same prior to the direct or indirect involvement of any such Restricted Party or Sanctioned Country.

(f) Vendor shall also ensure that all sub-suppliers, subcontractors, and all Vendor personnel comply with all Applicable Export Control Laws and Regulations, and Applicable Economic Sanctions Laws and Regulations.

Vendor shall not engage in any dealings or transactions with or for the benefit of any Restricted Party, any Sanctioned Country, or supply any goods of Sanctioned Country origin or in which any Restricted Party holds title or other property interest, that would reasonably expose Saudi Aramco to a risk of liability, penalties, or other adverse consequences under Applicable Export Control Laws and Regulations, and Applicable Economic Sanctions Laws and Regulations.

(g) Vendor agrees to obtain a written undertaking identical in terms to the foregoing from any sub-supplier or subcontractor

AGRMNT: 4600034594 DATE: October 24, 2023 TIME: 12:01 PAGE: 36 of 56
VENDOR ID AND NAME: 10042781 - OMS OILFIELD SVCS ARABIA LTD.

Copyright (c) 2001-2018 Saudi Aramco. All rights reserved.

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